Hudson United Bancorp 1000 MacArthur Blvd. Mahwah, NJ 07430 (NYSE:HU)

AT THE COMPANY:
Kenneth T. Neilson                                                                                James W. Nall
Chairman, President & CEO                                                                  Executive Vice President & CFO
(201) 236-2631                                                                                         (201) 236-2769

FOR IMMEDIATE RELEASE:   May 28, 2004

Hudson United Bancorp Reports Regulatory Action

        Friday, May 28, 2004 – Hudson United Bancorp (the “Company”)(NYSE.HU) today reported that its banking subsidiary entered into an enforcement action with the FDIC arising out of the previously disclosed regulatory review of its Bank Secrecy Act compliance, including policies and procedures. The enforcement action arises from the banking business conducted at its 90 Broad Street branch in New York City which was closed in November 2003 and the Bank’s domestic compliance program under the Bank Secrecy Act. The enforcement action consented to by Hudson United Bank is a cease and desist order as required by Section 8(s) of the Federal Deposit Insurance Act. The Department of Banking & Insurance of the State of New Jersey did not participate in the cease and desist order.

        The enforcement action outlines a series of steps to address and strengthen compliance with the Bank Secrecy Act including policies, processes and procedures in a number of areas. These steps include hiring outside assistance for reviews and submissions of written plans in a number of areas. Earlier this year, the Bank and Board began a complete review of its BSA processes, policies and procedures, including hiring an extremely qualified officer, retaining Gibson, Dunn and Crutcher, LLP to assist in developing processes, policies and procedures and Deloitte & Touche, LLP to design and implement a bank wide training program. The majority of the costs of the outside advisors were inclkuded in the first quarter of 2004. This enforcement action includes many of the commitments that the Bank agreed to in March 2004 when it entered into a settlement agreement with the Office of the New York District Attorney.

        Hudson United Chairman, President and CEO, Kenneth T. Neilson, said, “Hudson United Bank is extremely serious about our compliance with the Bank Secrecy Act and we are taking the necessary steps to strengthen our compliance across the Company to fully cooperate with the respective regulatory agencies. I believe that these efforts, many of which are substantially complete, will result in Hudson emerging from this process a stronger company. It is also important to note that many of the Bank Secrecy Act compliance issues centered around the international correspondent business which we addressed by closing that business in November 2003. We purchased that business from the FDIC in 2002.”

        The full text of the enforcement action is being filed by Hudson United Bancorp with the SEC as an exhibit to a Form 8-K filed with this press release. The enforcement action also will be available on the FDIC website at www.fdic.gov.

        Mr. Neilson added, “Despite this development, we remain comfortable with the consensus analyst estimates of our earnings for the second quarter and the full year.”

        Hudson United Bancorp is a $8.00 billion asset company with over 200 branch offices in New Jersey, Connecticut, New York and Pennsylvania. Hudson United Bancorp’s subsidiaries offer a full array of innovative products and services to commercial and retail accounts, including imaged checking accounts, 24-hour telephone and Internet banking, alternative investment products, insurance products, private label credit card programs and a wide variety of commercial loans and services including asset based loans, SBA loans, and cash management services. Wealth management services are also provided to individuals and businesses. Public sector products and services are provided to local and state governments, municipalities, educational institutions, civic and not-for-profit organizations.

Hudson United Bank.  Big Enough to Deliver.   Small Enough to Care.

# # #

        This document contains forward-looking statements about Hudson United Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Hudson United Bancorp including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions. These forward-looking statements involve certain risk and uncertainties. There are a number of important factors that could cause future results to differ materially from these forward-looking statements. Factors that might cause such a difference include, but are not limited to (1) a change in general economic conditions, (2) an unexpected decline in asset quality or in the origination of new business or retention of existing business, (3) a delayed or incomplete resolution of regulatory issues, (4) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (5) the institution of other legal or regulatory proceedings. Other factors which could affect the financial results are included in Hudson United’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at www.sec.gov and/or from Hudson United’s website at www.HudsonUnitedBank.com.